Exhibit 99.4

Apollo to Merge with Athene and Accelerate our Collective Growth Strategy

Dear Colleagues,

We are excited to share that Apollo has entered into a definitive agreement to merge with Athene.

The merger will bring together the tremendous strengths of our two firms and enable us to establish a unique and innovative leadership position in financial services. This transaction will be substantially accretive, accelerate our growth strategy, and leverage our proud history of investment excellence across the risk reward spectrum for our asset management and insurance clients.

This merger will fully align Apollo and Athene and greatly enhance our ability to innovate, grow and deliver for all of our stakeholders globally. Importantly, we believe it will create significant opportunities for you. The merger will focus on coordination across Apollo and Athene, not consolidation, and our firm’s leaders, day-to-day management, team structure and investment processes will remain the same.

As many of you know, Athene has been a pioneer in insurance and played an important role in our growth and the evolution of our industry. We have continually enhanced our strategic and financial relationship with Athene since its inception more than 10 years ago. The merger is an exciting and logical next step in our longstanding partnership with Athene and we believe it will be beneficial to both organizations.

The merger will:

•	Create complete alignment between our businesses and our world-class people, amongst our shareholders and with our limited partners;

•	Increase our capital strength with a bigger balance sheet and excess growth capital;

•	Enhance our origination capabilities;

•	Broaden our product suite and distribution channels; and

•

Enable increased investment across our yield and hybrid businesses as well as our opportunistic business, the cornerstone of our franchise which continues to deliver exceptional returns for our clients.

The merger should allow us to rapidly scale our capability to originate attractive risk/reward assets, which are the limiter of growth for both firms. Higher investment in our platforms and in partnership with our clients will give us a level of alignment with LPs that is unique in the industry. And as we look out at the rapidly changing needs of investors around the world, a bigger balance sheet will enable us to pursue a broad range of compelling strategic opportunities.

The merged company will have best-in-class corporate governance, advancing the path we have been on to lead our industry. Today’s announcement includes the fact that the Conflicts Committee of our Board has now approved conversion to a single class of common stock with one vote per share. The change will take effect at closing of the merger, anticipated by January 2022, subject to regulatory and shareholder approvals. These enhancements follow the expansion to a two-thirds independent board and the appointment of former SEC Chair Jay Clayton as Lead Independent Director. Following these changes, we expect the company will be eligible for broader index inclusion.

We are excited by the ability to leverage our collective strengths – made possible by all of you – to benefit our firm. This will give us greater performance advantages, better agility and an overall improved position in a high-growth market. We will continue to invest in building an organization with a modern high-performance culture and strive to be one of the best places to work in the financial services sector with compelling career and growth opportunities. We will do so with a deep sense of purpose to deliver for retirees around the world and have a positive impact on our stakeholders and in communities.

You can read this morning’s announcement and investor presentation, and we encourage you to listen to the investor call being held at 8:30 am EST this morning via webcast, accessible here or by dialing: +1 (833) 614-1406 (domestic toll-free) or +1 (914) 987-7127 (international) with the Conference ID: 7592394.

We will schedule a Town Hall soon to talk more about the transformational and exciting benefits of the merger. We have a great road ahead together as a team.

Marc, Scott, and Jim

Additional Information Regarding the Transaction and Where to Find It

This letter is being made in respect of the proposed transaction involving Apollo, Athene and a holding company (“Holdco”). The proposed transaction will be submitted to the stockholders of Apollo and the shareholders of Athene for their respective consideration. In connection therewith, the parties intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive joint proxy statement/prospectus, which will be mailed to the stockholders of Apollo and the shareholders of Athene. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF APOLLO AND ATHENE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Apollo and Athene, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed with the SEC by Apollo will be available free of charge under the “Stockholders” section of Apollo’s website located at http://www.apollo.com or by contacting Apollo’s Investor Relations Department at (212) 822-0528 or APOInvestorRelations@apollo.com.

Copies of the documents filed with the SEC by Athene will be available free of charge under the “Investors” section of Athene’s website located at http://www.athene.com or by contacting Athene’s Investor Relations Department at (441) 279-8531 or ir@athene.com.

Participants in the Solicitation

Apollo, Athene, and HoldCo and their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of Apollo and HoldCo is set forth in Apollo’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 20, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Information about the directors and executive officers of Athene is set forth in Athene’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations of the stockholders of Apollo and the shareholders of Athene, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This letter is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Apollo Safe Harbor for Forward Looking Statements Disclaimer

This letter contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this letter, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, Apollo’s ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, Apollo’s ability to manage its growth, fund performance, changes in Apollo’s regulatory environment and tax status, the variability of Apollo’s revenues, net income and cash flow, Apollo’s use of leverage to finance its businesses and investments by Apollo funds, litigation risks and potential governance changes and related transactions which are subject to regulatory, corporate and shareholders approvals, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While Apollo is unable to accurately predict the full impact that COVID-19 will have on Apollo’s results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, Apollo’s compliance with these measures has impacted Apollo’s day-to-day operations and could disrupt Apollo’s business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 19, 2021, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this letter and in other filings.

The proposed transaction is subject to risks, uncertainties and assumptions, which include, but are not limited to: (i) that Apollo may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant or place material restrictions on its approval for the consummation of the proposed transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the inability to complete the proposed transaction due to the failure to obtain Apollo stockholder approval and Athene shareholder approval for the proposed transaction; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (v) risks related to disruption of management’s attention from Apollo’s ongoing business operations due to the proposed transaction; (vi) the effect of the announcement of the proposed transaction on Apollo’s relationships with its clients, operating results and business generally; (vii) the outcome of any legal proceedings to the extent initiated against Apollo or others following the announcement of the proposed transaction, as well as Apollo’s management’s response to any of the aforementioned factors; and (viii) industry conditions.

Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This letter does not constitute an offer of any Apollo fund.

The contents of any website referenced in this letter are not incorporated by reference.